Exhibit 10.32

MASTER TRUST AGREEMENT

RESERVE FUNDS

FOR

MILLSTONE 1 NUCLEAR UNIT DECOMMISSIONING COSTS


This MASTER TRUST AGREEMENT, dated as of September 2, 1986, between THE CONNECTICUT LIGHT AND POWER COMPANY, a Connecticut corporation having its principal office in Berlin, Connecticut and WESTERN MASSACHUSETTS ELECTRIC COMPANY, a Massachusetts corporation having its principal office in West Springfield, Massachusetts (hereinafter called "Millstone 1 Owners"), and COLONIAL BANK, a banking corporation having its principal office in Waterbury, Connecticut (together with its successor or successors, hereinafter called the "Trustee").

WHEREAS, The Connecticut Light and Power Company and Western Massachusetts Electric Company are the joint owners and licensees of a nuclear electric generating unit known as the Millstone 1 nuclear unit and, (said joint owners and licensees being hereinafter collectively referred to as the "Millstone 1 Owners"); and

WHEREAS, the Millstone 1 nuclear unit is currently operated pursuant to an Operating License, No. DPR-21, dated October 7, 1970, issued in Docket No. 50-
245 by the Nuclear Regulatory Commission ("NRC"); and

WHEREAS, rules and regulations of the NRC impose upon each licensee the responsibility for payment of the costs of permanent shutdown of the Millstone 1 nuclear unit and maintenance of such facility in a safe condition after said shutdown; and

WHEREAS, the Millstone 1 Owners desire to make provision for payment of the decommissioning costs of the Millstone 1 nuclear unit in accordance with the provisions of a decommissioning financing plan approved by the Connecticut Department of Public Utility Control ("DPUC") pursuant to Sections 16-19m through 16-19p of the Connecticut General Statutes; and

WHEREAS, the Millstone 1 Owners desire to establish independent trusts to comply with the decommissioning financing plan approved by the DPUC and to assure the financial ability of the Millstone 1 Owners to meet their obligations to the NRC, other governmental bodies, and the general public in connection with decommissioning the Millstone 1 nuclear unit, such trusts to hold all payments made to them and any earnings thereon solely for the purpose of meeting such decommissioning expenses and only thereafter for the benefit of the Millstone 1 Owners and

WHEREAS, certain of such trusts are being established to comply with the requirements for nuclear decommissioning trust funds set forth in Section 468A of the Internal Revenue Code of 1954, as amended (the "Code"); and

WHEREAS, all conditions and requirements necessary to make this Master Trust Agreement a valid and legal instrument, in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled and the execution and delivery hereof have been duly authorized.

NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar duly paid to the Trustee by the Millstone 1 Owners and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purposes of establishing the trusts and securing the faithful performance and observance of the convenants and conditions hereinafter set forth, the Millstone 1 Owners have executed and delivered this Master Trust Agreement to the Trustee and said Trustee does by these presents agree, on behalf of itself and its successor or successors in trust, to hold all property and rights conveyed to it or them pursuant hereto upon the trusts and subject to the conditions herein set forth, it is hereby convenanted, declared and agreed, upon the trusts and for the purposes aforesaid, as set forth in the following covenants, agreements, conditions and provisions, viz.:

ARTICLE I

Definitions

Section 1.01. Defined Terms. For all purposes of this Master Trust Agreement, unless the context otherwise specifies or requires:

A. "Millstone 1 Owners" shall mean The Connecticut Light and Power Company; Western Massachusetts Electric Company; and such other entities as may hereafter become joint owners of the Unit. "Millstone 1 Owner" or "Owner" shall mean one of the Millstone 1 Owners.

B. "Unit" shall mean the nuclear electric generating unit and the land presently owned by the Millstone 1 Owners and located at Waterford, Connecticut, known as the Millstone 1 nuclear unit, as it shall from time to time exist, together with such structures, components and equipment now or hereafter associated therewith which become subject to decommissioning rules, regulations or orders of the NRC.

C. "Operating License" shall mean Operating License No. DPR-21, dated October 7, 1970, as heretofore or hereafter amended, originally issued in Docket No. 50-245 by the NRC.

D. "Trustee" shall mean Colonial Bank, and its successors which shall succeed to its authorities and duties in the manner prescribed in Section 6.04.

E. "Officers' Certificate" shall mean a certificate delivered to the Trustee and signed by the President (or a Vice President) and the Treasurer (or an Assistant Treasurer) of either of the Millstone 1 Owners or of Northeast Nuclear Energy Corporation, agent for the Millstone 1 Owners.

F. "Nuclear Regulatory Commission" or "NRC" shall mean the United States Nuclear Regulatory Commission or any governmental agency or agencies succeeding to its authority.

G. "Decommissioning Costs" shall mean all costs and expenses related to decommissioning and removing the Unit from service and maintaining and restoring the Unit's site.

ARTICLE II

Identification, Nature and Duration of the Trusts

Section 2.01. Identification of Trusts. The trusts established by this Master Trust Agreement shall be named collectively the "Millstone 1 Decommissioning Trusts," and the trusts shall be individually named as follows:

The Connecticut Light and Power Company Trust A
The Connecticut Light and Power Company Trust B

Western Massachusetts Electric Company Trust A
Western Massachusetts Electric Company Trust B

Each of the trusts identified above shall be established on behalf of the named Millstone 1 Owner, which Owner shall be the beneficial owner of the property in each such trust.

Each of the trusts identified above as "Trust A" shall be established as a nuclear decommissioning trust fund under Section 468A of the Code.

In addition to their rights to amend this Master Trust Agreement set forth in
Section 2.03, the Millstone 1 Owners shall have the right to add trusts to those identified above in the event additional entities become owners of the Unit and obligated to make payment of a portion of the Decommissioning Costs of the Unit. The Millstone 1 Owners shall also have the right to add additional trusts in the names of one or more of the Millstone 1 Owners if such additional trusts are required to comply with any law, order, rule or regulation of any governmental body or agency.

Section 2.02. Nature and Purpose. The Millstone 1 Decommissioning Trusts are intended to assure provision for payment of all, or as great a portion as possible, of the Decommissioning Costs of the Unit following the final cessation of its commercial operation. Nothing in this Master Trust Agreement shall be interpreted to impose any obligation upon the Trustee, or relieve the Millstone 1 Owners of any obligation, in the event that the moneys held in the Millstone 1 Decommissioning Trusts are insufficient to make full payment of the Decommissioning Costs of the Unit or any other costs or expenses payable pursuant to this Master Trust Agreement.

The Millstone 1 Decommissioning Trusts will be independent of the Millstone 1 Owners, and will constitute vehicles which will hold and disburse, in accordance with the provisions hereof, moneys collected from the Millstone 1 Owners and dedicated to the purpose of defraying the Decommissioning Costs of the Unit. If, after completion of the decommissioning process for the Unit, it is determined that the excess moneys may have been collected or accumulated in one or more trusts pursuant to this Master Trust Agreement, any such excess shall be distributed to or for the benefit of the Millstone 1 Owners pursuant to Article VII hereof.

Section 2.03. Duration: Amendment. The term of the within trusts shall extend until the earliest of: (1) the exhaustion of all moneys in the trusts at a time when the Millstone 1 Owners are under no further obligation to make deposits under Section 4.01 hereof, or (2) the completion of the decommissioning process for the Unit, or other action or order of the NRC or any successor agency having similar effect, or (3) notification of the Trustee by the Millstone 1 Owners of their decision to have any or all of these trusts merged into substantially equivalent trusts and the transfer of all the moneys in the trusts to such successor trusts; provided, however, that any such transfer shall not change the identification of any trust or the beneficial interest of each Owner in the trusts in its name. It is recognized that, depending upon the amounts accumulated in the trusts and the method or methods of decommissioning of the Unit authorized by the NRC and other governmental agencies having jurisdiction, the trusts may extend for an indefinite period.

The trusts are irrevocable by the Millstone 1 Owners; provided, however, that the Millstone 1 Owners may merge any or all of these trusts into other trusts pursuant to the preceding paragraph, and the Millstone 1 Owners may amend this Master Trust Agreement in order to comply with any law, order, rule or regulation of any governmental body or agency having jurisdiction over (i) the decommissioning of the Unit, (ii) rates for utility service received by the Millstone 1 Owners, (iii) taxes paid by the Millstone 1 Owners, or (iv) the trusts created by this Master Trust Agreement; subject, however, to the right of the Trustee to decline to enter into any such amendment if, in its opinion, such amendment may not afford adequate protection to the Trustee when the same shall become operative, and provided that no such amendment shall disqualify any Trust A as a "Nuclear Decommissioning Trust Fund" under
Section 468A of the Code.

ARTICLE III

Particular Representations and Convenants of the Millstone 1 Owners

Section 3.01. Corporate Rights and Franchises. Except as otherwise specifically permitted by this Master Trust Agreement, the Millstone 1 Owners are obligated to do or cause to be done all things necessary to preserve, extend and keep in full force and effect those rights and franchises which related to performance of their obligations under this Master Trust Agreement.

Section 3.02. Unit Licenses. At the time of the execution and delivery of this instrument, the Millstone 1 Owners and Northeast Nuclear Energy Company, as licensees under the Operating License applicable to the Unit, are subject to the authority of the NRC. The Millstone 1 Owners are obligated to obtain and thereafter maintain, to the extent within their capacity, in full force and effect, all licenses and other public authorizations, necessary or required for the operation of the Unit to the extent the Millstone 1 Owners or any of them continue such operation, for the decommissioning of the Unit, and for subsequent possession and surveillance of the site.

Section 3.03. Further Instruments. The Millstone 1 Owners will execute and deliver such further instruments and do such further acts as the Millstone 1 Owners consider necessary or proper to carry out more effectually the purposes of this Master Trust Agreement or to transfer to any successor trustee or trustees the estate, powers, instruments and moneys held in trust hereunder.

Section 3.04. Appointment of Successor Trustee. Whenever necessary to avoid or fill vacancy in the office of Trustee, the Millstone 1 Owners will, in the manner provided in Section 6.04, appoint a Trustee so that there shall at all times be a Trustee hereunder which is eligible and qualified in accordance with the provisions of Section 6.02.

ARTICLE IV

Decommissioning Trust Funds

Section 4.01. Deposits to Decommissioning Trusts. All moneys deposited with the Trustee pursuant to the provisions hereof, together with income earned thereon, shall be held by the Trustee upon the trusts hereof. Each of the Millstone 1 Decommissioning Trusts is held for the same purposes, whether such trust is identified as "Trust A" or "Trust B," and each Owner shall instruct the Trustee in writing to deposit its payments in either the Trust A or Trust B established in that Owner's name. Each Owner may also elect to instruct the Trustee to transfer moneys between the Trust A and the Trust B established in that Owner's name, subject to the provisions hereof and such reasonable procedures as the Trustee may prescribe.

Each Millstone 1 Owner may deposit with the Trustee additional moneys to be held in one or more of the trusts, pursuant to instructions to the Trustee which shall accompany such deposits, established in such Owner's name hereunder.

No deposit shall be made in any Trust A which a Millstone 1 Owner has elected to be treated as a nuclear decommissioning trust fund under Section 468A of the Code in excess of the amount which is allowable to such Owner as a deduction under said Section 468A. Each Owner shall be solely responsible for determining whether any deposit or transfer of funds made by such Owner hereunder qualifies for a deduction under Section 468A of the Code and, if so, the amount of such deposit or transfer that is so deductible. Neither the Trustee nor the Millstone 1 Owners shall have any responsibility for reviewing or confirming any determination made by an Owner with respect to the tax treatment of any deposit or transfer of funds made by an Owner hereunder.

The Millstone 1 Owners shall prepare a schedule of payments to be made by each Owner into the trusts identified in Section 2.01 for the purpose of accumulating moneys for application toward payment of that Owner's share of the Decommissioning Costs of the Unit. Such schedule, as amended from time to time, shall be filed by the Millstone 1 Owners with the Trustee. Thereafter, decommissioning cost moneys paid by the Millstone 1 Owners shall be deposited into the applicable trusts in the amounts specified in the schedule then in effect.

The Millstone 1 Owners shall not be permitted at any time to offset any deposits required pursuant to the provisions hereof by application in any way of expenditures or obligations which might otherwise qualify for withdrawals under Section 4.03 hereof.

Moneys held pursuant to this Master Trust Agreement as part of any trust estate shall be applied or paid by the Trustee only in accordance with the provisions of this Article IV.

Section 4.02. Management of Trust Moneys. The Millstone 1 Owners intend that the funds in each of the trusts identified as "Trust A" shall be held, invested, and used in such a manner that the trust qualifies as a "Nuclear Decommissioning Trust Fund" under Section 468A of the Code. The Trustee shall hold and invest such funds pursuant to written investment guidelines promulgated by the Millstone 1 Owners in consultation with the Trustee; provided, however, that the Trustee shall not be responsible for ensuring that each of the trusts identified as "Trust A" qualifies as a "Nuclear Decommissioning Trust Fund" under Section 468A of the Code.

The Trustee shall hold and invest funds in each of the trusts identified as "Trust B" pursuant to written investment guidelines promulgated from time to time by the Millstone 1 Owners in consultation with the Trustee. It is recognized that funds deposited in trusts identified as "Trust B" may not qualify for favorable tax treatment under the Code.

The guidelines promulgated from time to time by the Millstone 1 Owners shall follow consultation between the Millstone 1 Owners and the Trustee. These guidelines shall take into account considerations appropriate to achievement of the purposes described in this Master Trust Agreement, such as the estimated commencement date for decommissioning the Unit, the amounts of moneys held in trust and anticipated earnings, the preservation of accumulated principal, appropriate liquidity throughout the estimated remaining life of the Unit (so that amounts of decommissioning funds are readily available on relatively short notice in the event of a premature decommissioning of the Unit), and the goal of maximizing trust earnings after payment of applicable taxes and other expenses.

In investing, reinvesting, exchanging, selling and otherwise managing the trusts, the Trustee shall discharge its duties with the care, skill, prudence and diligence under the circumstance then prevailing which persons of prudence, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims and in accordance with the written investment guidelines promulgated from time to time by the Millstone 1 Owners in consultation with the Trustee.

The Millstone 1 Owners shall have the power to appoint one or more investment managers to manage, or direct, the acquisition, holding or disposition of any trust assets in accordance with the terms of a written appointment made by the Millstone 1 Owners. Any such investment manager shall, unless its appointment provides otherwise, have the power to direct the Trustee in, and in such case the Trustee shall not be responsible for, the exercise of those powers expressly given the Trustee under this Section 4.02 with respect to all or part of the trust moneys, pursuant to the terms of its appointment by the Millstone 1 Owners, and the Trustee shall, upon receipt of an Officers' Certificate certifying such investment manager's appointment and written acknowledgment of such appointment from such investment manager satisfactory in form to the Trustee, exercise such powers as directed in writing by such investment manager. The Trustee shall not be liable for any diminution in the value of the trusts as a result of following any such direction or as a result of not exercising any such powers in the absence of any such direction. Notwithstanding the foregoing, the Trustee shall at all times be responsible for determining whether an investment direction by an investment manager is in compliance with the applicable written investment guidelines referred to above, and if any investment direction does not so comply, the Trustee shall not follow such direction and shall so notify the Millstone 1 Owners. If no such investment manager has been so appointed by the Millstone 1 Owners, the Trustee shall have full authority to invest and reinvest the Fund in accordance with the provisions of this Master Trust Agreement, and its associated written investment guidelines, and shall not be required to follow the directions of any other person.

Section 4.03.  Withdrawal of Trust Moneys.

A. Upon compliance with the requirements of this Section, moneys held by the Trustee in the trusts may be withdrawn for the following purposes:

(1) To pay or reimburse the Millstone 1 Owners or their agent for each Owner's share of expenditures which constitute payment of the Decommissioning Costs of the Unit;

(2) To pay each Owner's share of taxes and other reasonable expenses incurred in connection with the administration and operation of the trusts.

In computing the amounts which may be withdrawn under (1) above, the gross amount of an expenditure shall be reduced by any refunds, rebates, or other moneys similarly received by the Millstone 1 Owners or their agent with respect thereto. Any such refund, rebate or similar payment received after the certification of the expenditure or obligation to which it relates, and which has not previously been taken into account, at the election of the Owners shall be applied within three months after its receipt to reduce the amount of a subsequent withdrawal from the trusts made under this Section or shall be redeposited in the trusts from which the amount was withdrawn.

B. A withdrawal under this Section from the trusts shall be paid only upon receipt by the Trustee of an Officers' Certificate dated on the date of the withdrawal application:

(1) stating the amount to be withdrawn, and the purposes for which the amount is to be used;

(2) specifying in reasonable detail by general classification the underlying items of expenditures and obligations (after giving effect to any deduction required under subsection (1)) which will constitute part of the Decommissioning Costs, and stating that such expenditures constitute, or obligations when paid will constitute, part of the Decommissioning Costs, and that none of such expenditures and obligations has been made the basis of a prior withdrawal under this Section;

(3) stating that any moneys which have previously been withdrawn from the trusts to pay obligations have been expended on account of items which constitute part of the Decommissioning Costs; and

(4) stating that no governmental approval for such withdrawal is necessary or, if at any time the making of withdrawals herefrom becomes subject to the jurisdiction of any governmental agency, stating that such regulatory approval has been obtained and furnishing a copy thereof.

ARTICLE V

Consolidation, Merger, Conveyance

Section 5.01. The Millstone 1 Owners May Consolidate, etc., on Certain Terms. Nothing in this Master Trust Agreement shall be interpreted to prevent any consolidation or merger of the Millstone 1 Owners with, or into, any other entity or entities, or the conveyance or transfer of any of their respective rights, title and interest in the Unit to any other entity or entities; provided, however, that upon any such consolidation, merger, conveyance or transfer, the successor entity or entities shall be lawfully entitled to operate such properties and shall execute and deliver to the Trustee, simultaneously with such consolidation, merger, conveyance or transfer, a trust agreement supplemental hereto in form satisfactory to the Trustee, containing an agreement on the part of such successor entity or entities to assume the due and punctual performance and observance of all the covenants and conditions of this Master Trust Agreement, with the same effect and to the same extent as if such successor entity or entities had been an original party hereto.

Section 5.02. Other Successors. Nothing in this Master Trust Agreement shall be interpreted to prevent the Millstone 1 Owners from transferring their respective rights, title and interest in, and their obligations with respect to, the Unit to any agent, representative, authority, agency, commission or other entity or entities, authorized by applicable state and federal statutes or regulations to assume responsibility for the decommissioning of nuclear facilities; provided, however, that such transferee shall execute and deliver to the Trustee a trust agreement supplemental hereto in form satisfactory to the Trustee, containing an agreement on the part of such transferee entity or entities to assume the due and punctual performance and observance of all the covenants and conditions of this Master Trust Agreement, with the same effect and to the same extent as if such transferee had been an original party hereto.

Section 5.03. Successor Substituted. In the event any of the Millstone 1 Owners, pursuant to Section 5.01 or 5.02, shall consolidate with or merge into any other entity or shall convey or transfer all or substantially all their respective rights, title and interest in the Unit to any other entity, the successor entity, upon causing to be executed and delivered the supplemental Master Trust Agreement referred to in Section 5.01 shall succeed to and be substituted hereunder with the same effect as if such successor entity had been named herein as an original party.

ARTICLE VI

The Trustee

Section 6.01. Acceptance of Trusts; Certain Terms of the Trusts. The Trustee, for itself and it successors, hereby accepts the trusts created by this Master Trust Agreement and agrees to perform the same, but only upon the terms expressly herein set forth, including the following:

A. The recitals herein shall be taken as the statements of the Millstone 1 Owners and shall not be considered as made by, or imposing any obligation or liability upon, the Trustee. The Trustee makes no representations as to the value, condition, or validity of the trusts (or any part thereof) to achieve the purposes of this Master Trust Agreement and the trusts created herein, and the Trustee shall incur no liability or responsibility in respect of any of such matters.

B. The Trustee shall be under no responsibility or duty with respect to the disposition of any moneys duly paid to the Millstone 1 Owners or their agent under any provision hereof.

C. The Trustee shall be under no responsibility or obligation to collect any deposit of moneys into the trusts.

D. The Trustee shall have no responsibility for reviewing or confirming that payments made by an Owner comply with the requirements of the Code or any other statutory or regulatory requirements.

E. The Trustee may not rely upon any default under any covenant in Article III hereof as a defense against performing its trusts and powers hereunder.

F. The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or through its agents or attorneys. The Trustee shall not be responsible for the misconduct or negligence of any agent or attorney, provided that such agent or attorney is appointed with due care and is supervised with due care to ensure timely compliance with the Trustee's duties hereunder. Notwithstanding the foregoing, the Trustee shall remain fully responsible for the performance of the duties set forth in
Section 4.02 hereof, whether or not the Trustee appoints an agent or attorney to perform such duties.

G. The Trustee may, as an expense of administering the trusts, consult with legal counsel to be selected by it (who may be counsel for any of the Millstone 1 Owners), and the Trustee shall not be liable for any action taken or suffered by it in good faith in accordance with the advice of such counsel.

H. The Trustee shall have the continuing right to be reasonably compensated for all services rendered hereunder and to be reimbursed for all reasonable expenses, including reasonable fees and expenses of its counsel, incurred by it in the administration of the trusts created hereby. The compensation and reimbursements due to the Trustee hereunder shall be shown in quarterly bills submitted to the Millstone 1 Owners. The Trustee's charges shall be allocated among each of the trusts hereunder in the ratio that the balance of the assets in each of the trusts on the last business day of the calendar quarter to which such charges apply bears to the balance of the assets in all trusts on such last business day, except for compensation and reimbursements to the Trustee that specifically relate to a particular trust and are properly chargeable directly to such trust. After 30 days following the submission of the quarterly bills referred to above, the Trustee shall be entitled to apply trust moneys held by it hereunder to the payment of compensation and expense reimbursements related to such trusts.

I. The Trustee shall segregate into separately identified accounts such portions of the trust funds held in the name of a Millstone 1 Owner as that Owner shall direct. The Trustee shall charge such trusts for any additional expenses resulting from such segregation and accounting.

J. Each of the Millstone 1 Owners shall be obligated to indemnify the Trustee against any liability, loss, claim, charge or expense it may sustain, in good faith and without negligence, in the performance of its duties hereunder, including, but not limited to, any initial tax or additional tax paid by the Trustee pursuant to Section 4951 of the Code.

K. The Trustee shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, statement, obligation, appraisal or other document believed by it to be genuine and to have been signed by the proper party or parties. The Trustee shall accept a board of directors' resolution as conclusive evidence that a resolution has been duly adopted and is in full force and effect. Except as otherwise expressly provided, an Officers' Certificate shall be accepted by the Trustee as conclusive evidence of the facts therein stated, and shall constitute full protection to the Trustee for any action taken or omitted to be taken by the Trustee in good faith reliance thereon. Notwithstanding the fact that the Trustee shall have no obligation to make any investigation into the matters stated in any such notice, resolution, request, consent, order, certificate, report, opinion, statement, obligation, appraisal or other paper or document, the Trustee may, in its discretion, make such further inquiry into such facts or matters as it may see fit.

L. The Trustee shall not be responsible for any dimunition in the value of any trust hereunder as a result of following in good faith and without negligence the guidelines promulgated by the Millstone 1 Owners pursuant to
Section 4.02 or the instructions of an Owner pursuant to the last sentence of the first paragraph of Section 4.01.

M. The Trustee shall maintain appropriate records of all deposits, investments and earnings thereon received by the trusts and all disbursements made from the trusts, and each month the Trustee shall provide to the Millstone 1 Owners a written statement of all transactions. In addition, the Trustee shall provide to the Millstone 1 Owners at least annually a report certifying as to the activity in each of the trusts over the period since the most recent report and the balances at the beginning and end of such period.

N. The Millstone 1 Owners and their agents shall have the right to review, inspect and audit the books and records of the Trustee relating to the trusts, providing that the expenses of such review, inspection or audit shall be paid by the Millstone 1 Owner causing such review, inspection or audit to be performed.

O. The Trustee shall cause appropriate tax returns with respect to the trusts and income earned by each of the trusts to be prepared and filed and shall pay any taxes shown to be due out of the appropriate trust moneys held by it. In consultation with the Millstone 1 Owners, the Trustee shall have the right to challenge the obligation to make payment of any such taxes and shall have the authority to settle any proceedings related to such taxes, and to receive refunds and take any other action necessary or appropriate in regard to taxes on the trusts or income earned by the trusts.

P. The Trustee shall prepare and submit such applications, reports and other documents as may be required by any governmental authority identified in an Officers' Certificate as having jurisdiction over the trusts and performance of the trust obligations and activities specified by this Master Trust Agreement.

Q. Without in any way limiting the powers and authority conferred upon the Trustee by other provisions of this Master Trust Agreement or by law, and to enable the Trustee to perform its duties hereunder, the Trustee is expressly authorized and empowered as follows:

To sell, exchange, convey, transfer or otherwise dispose of any property held by it, by public or private sale. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity or expediency of any such sale or other disposition;

To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers granted in this Master Trust Agreement;

To register any securities held in the trusts in its own name or in the name of a nominee and to hold any security in bearer form or in book entry, or to combine certificates representing such securities with certificates of the same issue held by the Trustee in other fiduciary capacities, or to deposit or arrange for the deposit of such securities in a qualified central depositary even though, when so deposited, such securities may be merged and held in bulk in the name of the nominee of such depositary with other securities deposited therein by another person, or to deposit or arrange for the deposit of any securities issued by the United States Government, or any agency or instrumentality thereof, with a Federal Reserve bank, but the books and records of the Trustee shall at all times show that all such securities are part of the appropriate trust hereunder;

In consultation with the Millstone 1 Owners, to compromise or otherwise adjust claims in favor of or against the trusts.

Section 6.02. Persons Eligible for Appointment as the Trustee. The Trustee shall at all times be a bank or trust company having its principal office and place of business in the United States of America, and shall at all times be a corporation authorized to do business in the State of Connecticut, with a combined capital and surplus of at least $50,000,000 and authorized under applicable laws to exercise corporate trust powers and subject to supervision or examination by appropriate federal or state authorities. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority referred to in this Section, then, for the purposes of this Section, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

In the event the Trustee ceases to be eligible under this Section, it shall resign immediately in the manner and with the effect specified in Section 6.03; if the Trustee does not so resign, it shall be removed forthwith by the Millstone 1 Owners.

Whenever necessary to avoid or fill a vacancy in the office of the Trustee, the Millstone 1 Owners, will, in the manner provided in Section 6.04, appoint a Trustee so that there shall at all times be a Trustee eligible under this Section.

Section 6.03. Resignation and Removal. The Trustee may resign and be discharged from the trusts hereby created by giving at least six weeks' prior written notice thereof to the Millstone 1 Owners. Such resignation shall become effective on the day specified in such notice or upon the appointment of a successor and such successor's acceptance, whichever is later. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within six weeks after the giving of such notice of resignation, the retiring Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

The Millstone 1 Owners may at any time remove the Trustee, with or without cause, upon at least six weeks' prior written notice, such notice to be in the form of an Officers Certificate of the Millstone 1 Owners declaring such removal and specifying the successor trustee appointed pursuant to Section 6.04.

The Trustee, after resignation or removal, may nevertheless retain a lien upon the trust moneys to secure any amounts due to it under any provision of this Master Trust Agreement.

Section 6.04. Appointment of Successor Trustee. In the event the Trustee resigns, is removed, or becomes incapable of acting or is adjudged a bankrupt or insolvent, or if a receiver of the Trustee or its property is appointed or a public officer takes charge or control of the Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation, a vacancy shall be deemed to exist in the office of the Trustee, and a successor shall be appointed by the Millstone 1 Owners to fill such vacancy. The validity of any such appointment, however, shall not be impaired or affected by failure to give notice of such appointment or by any defect in such notice.

If, in a proper case, no successor Trustee shall have been appointed pursuant to the foregoing provisions of this Section, or if appointed, shall not have accepted the appointment, within 60 days after the resignation of the Trustee, or the occurrence of a vacancy in the office of the Trustee, the Secretary of the State of Connecticut may apply to a court of competent jurisdiction to appoint a successor Trustee.

Section 6.05. Acceptance of Appointment by Successor Trustee. A successor Trustee appointed hereunder shall execute an instrument accepting such appointment and deliver one counterpart thereof each to the Millstone 1 Owners, the retiring Trustee, and, if applicable, the court making such appointment. Thereupon, without any further act, such successor Trustee shall become vested with all the properties, rights, powers, trusts and duties of the retiring Trustee as if originally named under this Master Trust Agreement; however, any retiring Trustee, when requested by the successor Trustee in writing or by the Millstone 1 Owners and upon payment of any lawful charges and disbursements, shall nevertheless execute and deliver an instrument or instruments conveying and transferring to such successor Trustee all its properties, rights, powers, and trusts hereunder and shall duly assign, transfer and deliver to such successor Trustee all property and moneys held by it hereunder. If the successor Trustee reasonably requests an instrument from the Millstone 1 Owners for the purpose of more fully and certainly vesting in and confirming to it said properties, rights, powers and trusts, then such instrument shall be executed, acknowledged and delivered to it by the Millstone 1 Owners.

Section 6.06. Merger or Consolidation of the Trustee. Subject to the requirements of Section 6.02 hereof, any corporation into which the Trustee may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Trustee shall be a party or any corporation to which substantially all the business and assets of the Trustee may be transferred, shall be the Trustee under this Master Trust Agreement, without further act.

ACTICLE VII

Distribution of Assets upon Termination

Section 7.01. Transfer to Successor Trust. In the event that one or more of decommissioning trusts established pursuant to this Master Trust Agreement is required or permitted by an action of any governmental authority having jurisdiction to be transferred to another trust or trusts in order to satisfy the purposes specified in Section 2.02, the Millstone 1 Owners shall have the right, by written notice to the Trustee, to elect to have such trust or trusts subsumed into such other trust or trusts. Such written notice of such election shall be signed by the Presidents or Treasurers of the Millstone 1 Owners and shall direct the Trustee to transfer the trust moneys to the specified successor trust or trusts. Upon the completion of such transfer, the specified trust shall terminate.

Section 7.02. Final Distribution. Any moneys remaining in a trust following completion of the decommissioning process for the Unit or action or order of the NRC or any successor agency having similar effect shall be distributed by the Trustee for the benefit of the applicable Millstone 1 Owner except as may be ordered by any governmental authority having jurisdiction over such distribution.

If any of the trusts created by this Master Trust Agreement is finally determined to be void for any reason by a court or other governmental authority having jurisdiction, any portion of the trust estate which cannot then be applied to achievement of the purposes specified herein shall be distributed in the manner specified in this Section 7.02.

ARTICLE VIII

General Provisions

Section 8.01. Compliance Certificates and Opinions. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Master Trust Agreement shall include:

A. A statement that each person making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto.

B. A brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based.

C. A statement that, in the opinion of each such person, he or she has made or caused to be made such examination or investigation as is necessary to enable that person to express an informed opinion as to whether or not such covenant or condition has been complied with.

D. A statement as to whether or not, in the opinion of the person making such certificate or opinion, such condition or covenant has been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one (or more) other such persons as to other matters, and each such person may certify or give an opinion as to such matters in one or several documents.

Section 8.02. No Implied Obligations. This Master Trust Agreement shall not be interpreted to impose any duty, responsibility, obligation or liability upon the Trustee or the Millstone 1 Owners in addition to those duties, responsibilities, obligations and liabilities which are expressly specified in this instrument.

Section 8.03. Transfer of Interests. No provision of this Master Trust Agreement shall be interpreted to prohibit or restrict the transfer between Owners of interests in the Millstone 1 Decommissioning Trusts in conjunction with changes in their ownership interests in the Unit; provided, however, that no such transfer shall in any way act to terminate any trust or result in the transferee having any rights or interests which differ from those previously held by the transferor.

ARTICLE IX

Miscellaneous

Section 9.01. Supplemental Trust Agreements. Subject to Section 2.03 hereof, this Master Trust Agreement may be amended or supplemented from time to time by the execution and delivery of one or more supplemental trust agreements by and between the Millstone 1 Owners and the Trustee, provided that the amendment or supplement has received any required approval or acceptance by any governmental body having jurisdiction.

Section 9.02. Successor Governmental Authorities. Wherever a specific governmental authority is identified in this Master Trust Agreement, such identification shall include any successor governmental authority, agency or body having substantially comparable responsibilities.

Section 9.03. Amendment or Repeal of Section 468A. Any reference in this Master Trust Agreement to Section 468A of the Code shall be deemed to refer not only to such section, as it may from time to time be amended, but also to any successor statutory provision. In the event that Section 468A of the Code, or its successor statutory provision, is repealed, in whole or in part, and certain provisions of this Master Trust Agreement cease to be required, such provisions shall thereupon be ineffective without the necessity of further amendment of this Master Trust Agreement.

Section 9.04. Applicable Law. This Master Trust Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

Section 9.05. Unenforceable Provisions. Any provision of this Master Trust Agreement which is prohibited or is determined to be unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.06. Written Changes and Notices. No term or provision of this Master Trust Agreement may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party or other person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

Section 9.07. Counterparts. This Master Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 9.08. Headings of Articles and Sections. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms of provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Master Trust Agreement to be duly executed by their respective authorized officers as of the date first above written.

THE CONNECTICUT LIGHT AND POWER COMPANY

By /s/S. A. O'Connor
Its Vice President & Treasurer

WESTERN MASSACHUSETTS ELECTRIC COMPANY

By /s/S. A. O'Connor
Its Vice President & Treasurer

COLONIAL BANK

By /s/Mary Lou Stewart
Its Vice President